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                                                                    EXHIBIT 8(i)

                                CUSTODY AGREEMENT
                          dated as of December 12, 1989

                                    EXHIBIT B
                            COMPENSATION OF CUSTODIAN
                            -------------------------
                              Effective:____________

         The following compensation shall be payable by the Trust to the Custodian for its services pursuant to the Custody Agreement effective as of December 12, 1989, and as amended:

Systems - Three Options
-----------------------
         ASW                                    $150.00
         Mainframe to Mainframe                 $150.00
         ACCESS                                 $50.00

Basic Monthly Charge (Per Fund)
-------------------------------
         Total Fund Assets:                 Under $25 MM               0.0100%
                                            $25 - $100 MM              0.0050%
                                            $100 - $200 MM             0.0075%
                                            Over $200 MM               0.0025%
                                            Yearly Minimum          $2,400.00

Transaction Fees
----------------
                  Book Entry (DTC, All Fed, Repos, BAs)                                       $ 9.00
                  Physical/Ineligible Settlements                                             $25.00
                  PTC (GNMA Settlements)                                                      $25.00
                  Futures and Options                                                         $25.00
                  Euroclear Settlements                                                       $50.00
                  Other Foreign                                                                  TBD
                  Mutual Fund Settlements                                                     $15.00

Maintenance Fees
----------------
                  Amortized Securities                                                        $ 5.00

Miscellaneous Fees
------------------
                  5/3 Repurchase Agreement Sweep (monthly)                                    $50.00
                  Per addtl issue for Repo collateral                                         $ 5.00
                  Voluntary Corporate Actions                                                 $25.00
                  Wire Transfers                                                              $ 7.00
                  Check Requests                                                              $ 6.00
                  Special Services                                                            $75.00 per hour
                  Cash Offsets                                                          Based on amounts and
                                                                                        rates/maximum of 50% of
                                                                                        fee offset

FOUNTAIN SQUARE FUNDS                     FIFTH THIRD BANK

By:      /s/ George R. Landreth           By:      /s/ Scott N. Degerberg
   -----------------------------             ----------------------------------
Title:   Vice President                   Title:   Vice President
      --------------------------                -------------------------------